Commission File No.  0-

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    EXHIBITS

                                       TO

                                   FORM 20-F/A

                           ---------------------------

                             REGISTRATION STATEMENT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

                                BRESAGEN LIMITED



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                                INDEX TO EXHIBITS



 Exhibit Number                    Exhibit                        Sequentially
                                                                  Numbered Page
      1.1        Constitution of the Registrant

      2.1        Deposit Agreement,  dated as of February 26,
                 2001, by and among the Registrant, The Bank of New York, as Depositary, and the Owners and Holders of American Depositary Receipts (such agreement is incorporated herein by reference to the Registration Statement on Form F-6 relating to the ADSs (File No. 333-13 162) filed with the Commission on February 9,
                 2001).

      3.1 Consulting Agreement between the Registrant and John Kucharczyk, effective May 1, 2000.

      10.1       Consent of KPMG dated August 21, 2003.

      10.2       Consent of Acuity Management Pty Ltd.
                 dated August 14, 2003.


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                                   EXHIBIT 1.1











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                                  CONSTITUTION

















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                                TABLE OF CONTENTS


PRELIMINARY..................................................................1

1   Definitions and Interpretation...........................................1

LISTING RULES................................................................3

2   Listing Rule Compliance..................................................3

CAPITAL AND SHARES...........................................................4

3   Issue of Shares..........................................................4

4   CHESS Approved Securities................................................4

5   Commission and brokerage.................................................4

6   Trusts not recognised....................................................4

7   Joint holders............................................................5

8   Share Certificates and Holding Statements................................5

9   Variation of class rights................................................5

CALLS........................................................................6

10  General..................................................................6

LIEN AND FORFEITURE..........................................................8

11  Lien.....................................................................8

12  Lien Sale................................................................8

13  Forfeiture...............................................................9

14  Liability of Former Member...............................................9

15  Disposal of Forfeited Shares............................................10

16  Proceeds of Lien or Forfeiture Sale.....................................10

TRANSFER OF SHARES..........................................................11

17  General.................................................................11

18  Subregisters............................................................12

19  Right to Refuse Registration............................................12


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TRANSMISSION OF SHARES......................................................13

20  Title on Death..........................................................13

21  Entitlement to Transmission.............................................13

CHANGES TO SHARE CAPITAL....................................................14

22  Alteration of Capital...................................................14

GENERAL MEETINGS............................................................14

23  Convening...............................................................14

24  Notice..................................................................15

PROCEEDINGS AT GENERAL MEETINGS.............................................15

25  Member..................................................................15

26  Quorum..................................................................15

27  Chairperson.............................................................16

28  General Conduct.........................................................16

29  Adjournment.............................................................17

30  Decisions...............................................................18

31  Taking a Poll...........................................................18

32  Casting Vote of Chairperson.............................................19

33  Auditor's Right to he Heard.............................................19

VOTES OF MEMBERS............................................................19

34  Entitlement to Vote.....................................................19

35  Unpaid calls............................................................20

36  Joint Holders...........................................................20

37  Objections and Listing Rules............................................20

38  Proxies.................................................................20

39  Instrument Appointing Proxy.............................................21

40  Lodgement of Proxy......................................................21

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41  Validity................................................................22

42  Representatives of Corporations.........................................22

APPOINTMENT AND REMOVAL OF DIRECTORS........................................22

43  No Share Qualification..................................................22

44  Number of Directors.....................................................22

45  Power to Remove and Appoint.............................................23

46  Retirement by Rotation..................................................23

47  Filling a Vacated Office................................................24

48  Nomination of Director..................................................24

49  Vacation of Office......................................................24

REMUNERATION OF DIRECTORS...................................................25

50  Remuneration of Non-Executive Directors and Executive Directors.........25

51  Benefit to Retiring Directors...........................................26

POWERS AND DUTIES OF DIRECTORS..............................................26

52  Directors to Manage Company.............................................26

PROCEEDINGS OF DIRECTORS....................................................27

53  Written Resolutions.....................................................27

54  Directors' Meeting......................................................27

55  Voting..................................................................28

56  Directors' Interests....................................................28

57  Alternate Directors.....................................................29

58  Remaining Directors.....................................................30

59  Chairperson.............................................................30

60  Directors' Committees...................................................30

61  Minutes.................................................................31

EXECUTIVE DIRECTORS.........................................................31


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62  Appointment.............................................................31

63  Powers of Executive Directors...........................................32

SECRETARY...................................................................33

64  Secretary...............................................................33

SEALS.......................................................................33

65  Common Seal.............................................................33

66  Duplicate Seal..........................................................33

67  Certificate Seal........................................................34

INSPECTION OF RECORDS.......................................................34

68  Times for Inspection....................................................34

DIVIDENDS AND RESERVES......................................................34

69  Fix a Time for Payment of Dividends.....................................34

70  Reserves and Profits Carried Forward....................................34

71  Dividend Entitlement....................................................35

72  Restricted Securities...................................................35

73  Deductions from Dividends...............................................35

74  Distribution of Assets..................................................35

75  Payment.................................................................36

76  Election to reinvest dividend...........................................36

77  Election to accept Shares In Lieu of Dividend...........................36

78  Unclaimed dividends.....................................................37

79  Capitalisation of profits...............................................37

POWERS OF ATTORNEY..........................................................38

80  Powers of attorney......................................................38

NOTICES.....................................................................38

81  Service of notices......................................................38

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AUDIT AND FINANCIAL RECORDS.................................................39

82  Company to keep financial records.......................................39

WINDING UP..................................................................40

83  Winding up..............................................................40

INDEMNITY...................................................................40

84  Indemnity...............................................................40

DEFERRED AND PREFERENCE SHARES..............................................41

85  The Schedule............................................................41


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                                BRESAGEN LIMITED
                                 CAN 007 988 767

                                  CONSTITUTION

PRELIMINARY

1     DEFINITIONS AND INTERPRETATION

      1.1   In this Constitution unless a contrary intention appears:

            "ALTERNATE DIRECTOR" means a person appointed as an alternate director under clause 57;

            "BUSINESS DAY" has the same meaning as in the Listing Rules;

            "CHESS" means the Clearing House Electronic Subregister System;

            "CHESS APPROVED SECURITIES" means Shares which are the subject of the CHESS Rules;

            "CHESS RULES" means the SCH Business Rules and the provisions of the Corporations Law and Listing Rules concerning the electronic share transfer and registration system;

            "COMPANY" means BresaGen Limited, ACN 007 988 767;

            "CONSTITUTION" means this constitution as amended, varied or supplemented from time to. time;

            "DIRECTOR" means a person appointed to and acting. in the position of a director of the Company;

            "DIRECTORS" means any number (not being less than a quorum) of the Directors for the time being of the Company constituting a meeting of directors or authorised to act in accordance with this Constitution;

            "DIVIDEND" includes bonus and interim dividend;

            "EXECUTIVE DIRECTOR" has the meaning given by clause 62.2;

            "HOME BRANCH" has the same meaning as in the Listing Rules;

            "LISTING RULES" means the Listing Rules of the Stock Exchange and any other rules of the Stock Exchange which are applicable while the Company is admitted to the Official List of the Stock Exchange, each as amended or replaced from time to time, except to the extent of any express written waiver by the Stock Exchange;
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            "MANAGING DIRECTOR" means a Director appointed as managing director under clause 62.1;

            "MEMBER" means a person whose name is entered on the Register as the holder of one or more Shares;

            "NON-EXECUTIVE DIRECTOR" means a Director who is not an Executive Director;

            "REGISTER" means the register of Members of the Company;

            "REGISTERED ADDRESS" means the address of a Member as noted in the Register;

            "REPRESENTATIVE" means a person authorised by a Member to act as its representative under clause 42 or under section 250D of the Corporations Law;

            "RESTRICTED SECURITIES" has the same meaning as in the Listing Rules; "Sd" means Securities Clearing House, as defined by the Corporations Law; "SCH Business Rules" means the business rules of SCH in force from time to time; "Seal" means the Company's common seal;

            "SECRETARY" means any person appointed by the Directors pursuant to clause 64 to perform any of the duties of a secretary of the Company and, if there are joint secretaries, any one or more of such joint secretaries;

            "SHARES" means shares in the capital of the Company; and

            "STOCK EXCHANGE" means Australian Stock Exchange Limited ACN 008 624691 or the Company's Home Branch, as the context requires, and includes any body corporate succeeding to all or most of the powers, functions and duties of Australian Stock Exchange Limited.

      1.2   INTERPRETATION RULES

            In this Constitution, unless a contrary intention appears:

            (a) a reference to any legislation or a provision of any legislation includes:

                  (i) all regulations, orders or instruments issued or made under the legislation or provision; and

                  (ii) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

            (b) words or expressions:

                  (i) importing the singular include the plural and vice versa;

                  (ii)  importing a gender include the other genders; and



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                  (iii) denoting individuals or persons include corporations, partnerships, unincorporated bodies, authorities and instrumentalities;

            (c) words used in this Constitution and given meaning in the Corporations Law have the meaning given to them in the Corporations Law;

            (d) an expression in a provision of this Constitution that deals with a matter dealt with by a provision of the Corporations Law has the same meaning as in that provision of the Corporations Law;

            (e) where a word or phrase is defined or given a meaning, any other part of speech or grammatical form has a corresponding meaning;

            (f) a reference to a clause number is a reference to a clause of this Constitution;

            (g) any heading is for convenience only and does not affect the interpretation of this Constitution;

            (h)   for the purpose of this Constitution, if the provisions of:

                  (i) the Corporations Law and the Listing Rules; or

                  (ii) the Corporations Law and the SCH Business Rules,

            conflict on the same matter, the provisions of the Corporations Law shall prevail.

      1.3   REPLACEABLE RULES

            The provisions of the Corporations Law that apply to certain companies as replaceable rules are displaced by this Constitution in their entirety and do not apply to the Company.

LISTING RULES

2     LISTING RULE COMPLIANCE

      If the Company is admitted to the official list of the Stock Exchange, the following clauses will apply:

            (a) notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

            (b) nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

            (c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);


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            (d)   if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

            (e) if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

            (f) if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

CAPITAL AND SHARES

3     ISSUE OF SHARES

      Subject  to  the   Corporations   Law,   the  Listing   Rules  and  this
      Constitution:

            (a) the Directors may issue, allot or dispose of Shares to such persons, at such times and on such terms and conditions as may be determined by the Directors;

            (b)   the Director's power under paragraph (a) include the power to:

                  (i) issue and allot Shares with any preferential, deferred or special rights, privileges or conditions, or any restrictions relating to dividend, voting, return of capital or otherwise;

                  (ii) issue and allot preference Shares on terms that they are, or at the option of the Company are liable, to be redeemed;
                  (iii) grant options over unissued Shares; and

                  (iv) grant other securities with rights of conversion to Shares.

4     CHESS APPROVED SECURITIES

      If any Shares are CHESS Approved Securities, the Company must comply with the CHESS Rules in respect of those Shares.

5     COMMISSION AND BROKERAGE

      The Company may exercise the power to pay brokerage or commission conferred by the Corporations Law. Any brokerage or commission paid by the Company may be made in cash, by the issue or allotment of Shares, or the issue of debentures, or by a combination of any of those methods.

6     TRUSTS NOT RECOGNISED

      Except as required by law, the Company will not recognise any person as holding a Share on trust and the Company will not be bound to recognise any equitable, contingent, future


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or partial interest or any other right in respect of a Share (whether or not the
Company has notice of the interest, trust or right concerned) except a Member's absolute right of ownership.

7     JOINT HOLDERS

      7.1 If two or more persons are registered as the holders of a Share, they shall be taken to hold the Share as joint tenants with rights of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

      7.2 Any joint holder of a Share may give an effective receipt for any dividend or return of capital payable to the joint holders of the Share.

      7.3 The Company is not bound to recognise or register more than 3 persons as joint holders of a Share.

8     SHARE CERTIFICATES AND HOLDING STATEMENTS

      8.1 Subject to the Corporations Law, the Listing Rules and the SCH Business Rules (as appropriate), the Directors may:

            (a) issue and dispatch a certificate to a Member for Shares registered in the Member's name;

            (b) receive and cancel worn out or defaced certificates and replace them with new certificates;

            (c) where the Directors have received satisfactory evidence that a certificate has been lost or destroyed (and has not been disposed of), issue a replacement certificate; and

            (d) if the Company participates in the electronic share transfer and registration system conducted in accordance with the CHESS Rules, issue and dispatch statements to Members as required by those Rules.

      8.2 Subject to the Corporations Law, the Listing Rules and the SCH Business Rules, Shares may be held on any subregister maintained by or on behalf of the Company.

9     VARIATION OF CLASS RIGHTS

      9.1 If the Company's share capital is divided into different classes of Shares, the rights attached to any class may, unless the terms of issue of Shares in that class state otherwise, be varied or cancelled with either:

            (a) the written consent of the holders of at least 75% of the issued Shares of that class; or

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            (b)   the sanction of a special resolution passed at a separate
                  meeting of the holders of Shares of that class.

      9.2 The provisions of this Constitution relating to general meetings apply, with necessary changes, to separate class meetings except that:

            (a) a quorum at such a meeting is constituted by 2 persons present in person or by proxy, attorney or Representative who together hold or represent at least one-third of the issued Shares of the class or, if there is only one holder of Shares in a class, that person; and

            (b) any holder of Shares of the class present in person or by proxy, attorney or Representative may demand a poll.

      9.3 The rights conferred on the holders of Shares which are not ordinary shares and which have preferential or other special rights will, unless otherwise expressly provided by their terms of issue, be taken to be varied or abrogated by:

            (a) the issue of more Shares; or

            (b) the conversion of existing Shares to new Shares,

            which rank equally with or in priority to those Shares.

CALLS

10    GENERAL

      10.1 Subject to the Listing Rules and the terms on which partly paid Shares are issued, the Directors may make calls on the holders of partly paid Shares for any money unpaid on those Shares.

      10.2 A call is deemed to be made when a resolution of the Directors authorising the call is passed. The Directors may revoke or postpone a call after it has been made.

      10.3  The Directors may require or allow a call to be paid by instalment.

      10.4 The Directors must provide written notice to a Member of a call made in respect of a Share held by that Member. The notice must specify the amount of the call, the due date or dates for payment of the call, the place for payment and any other information required by the Listing Rules.

      10.5 A Member to whom such notice is given must pay to the Company the amount specified in the notice at the date or dates and place specified in the notice. The joint holders of a Share are jointly and severally liable to pay a call in respect of the Share.

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      10.6  Failure to send a notice of a call to any Member or the non-receipt of a notice of a call by any Member does not invalidate the call.

      10.7  If:

            (a)   the Directors require a call to be payable by instalments; or

            (b) an amount becomes payable by the terms of issue of Shares on allotment, or at a time or in circumstances specified in the terms of issue,

            then the instalment or the amount (as the case may be) is payable as if it were a call made by the Directors and as if the Directors had given notice of it, and the consequences of late payment or non-payment of the instalment or the amount are the same as the consequences of late payment or non-payment of a call.

      10.8 If any amount called is not paid on or before the date appointed for payment, the person liable to pay the amount will be required to pay, in addition to the amount called:

            (a) interest on that amount from the due date to the time of actual payment at a rate determined by the Directors (which rate must not exceed 20% per annum); and

            (b) all expenses incurred by the Company as a consequence of the non-payment,

            provided that the Directors may waive payment of the interest and expenses in whole or in part.

      10.9 On the hearing of any action for the recovery of money due in respect of any call, proof that:

            (a) the name of the person sued was, when the call was made, entered in the Register as the holder or a holder of a Share in respect of which the call was made;

            (b) the resolution of the Directors authorising the call is duly recorded in the minute book of Directors' meetings; and

            (c)   notice of the call was given to the person sued,

            will be conclusive evidence of the debt.

      10.10 The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

      10.11 The Directors may accept from a Member, subject to whatever terms and conditions they see fit, the whole or any part of the amount unpaid on a Share before that amount has been called.

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      10.12 The Directors may authorise the Company to pay interest on any amount accepted pursuant to sub-clause 10.11 until the date on which the amount becomes payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors.

LIEN AND FORFEITURE

11    LIEN

      11.1 To the extent permitted by the Listing Rules, the Company has a first and paramount lien on every partly paid Share and dividends from time to time declared, paid or made in respect of that Share for:

            (a) all due and unpaid calls and instalments in respect of the Share;

            (b) where the Share was acquired under an employee incentive scheme, any amount which is owed to the Company for acquiring the Share under the scheme; and

            (c) all money which the Company is required by law to pay (and has paid) in respect of the Share.

            In each case, the lien shall extend to reasonable interest, and expenses incurred by the Company by virtue of the amount not being paid.

      11.2 The Company may do all things which the Directors think necessary or appropriate to do under the SCH Business Rules and the Listing Rules to enforce or protect the Company's lien.

      11.3 The Company's lien on a Share is extinguished if a transfer of the Share is registered without the Company giving notice of the lien to the transferee.

      11.4 The Directors may exempt a Share wholly or partly from a lien.

12    LIEN SALE

      12.1 Subject to sub-clause 12.2 and the Listing Rules, the Company may sell, in any manner the Directors see fit, any Share on which the Company has a lien.

      12.2 A Share on which the Company has a lien cannot be sold by the Company unless:

            (a) a sum in respect of which the lien exists is presently payable; and

            (b) the Company gave, not less than 14 days before the date of the sale, written notice to the Member or the Member's executors or administrators who hold the Share (as the case may be) demanding payment of the sum.

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13    FORFEITURE

      13.1 The Directors may, at any time after a call or instalment in respect of a Share becomes payable and remains unpaid by a Member, serve a written notice on the Member requiring the Member to pay the unpaid amount, any interest that has accrued in respect of the unpaid amount and all expenses incurred by the Company as a consequence of the non-payment.

      13.2  The notice under sub-clause 13.1 must:

            (a) specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

            (b) state that if a Member does not comply with the notice, the Shares in respect of which the call was made or the instalment is payable will be liable to be forfeited.

      13.3 If a Member does not comply with a notice given pursuant to sub-clause 13.1, any or all of the Shares in respect of which the notice was given may be forfeited pursuant to a resolution of the Directors to that effect.

      13.4 A forfeiture under sub-clause 13.3 will extend to all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

      13.5 On forfeiture, Shares become the property of the Company and must, subject to the Corporations Law and Listing Rules, be cancelled or sold, re-allotted or otherwise disposed of on such terms and conditions as determined by the Directors.

      13.6 The Directors may, at any time before a forfeited Share is cancelled, sold, re-allotted or otherwise disposed of, annul the forfeiture of the Share on such terms and conditions as determined by them.

      13.7  As soon as possible after a Share has been forfeited:

            (a) notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and

            (b)   the forfeiture and its date must be noted in the Register.

      13.8 Omission or neglect to give notice of, or to note, a forfeiture as required by sub-clause 13.7 will not invalidate a forfeiture.

14    LIABILITY OF FORMER MEMBER

      14.1  A person whose Shares have been forfeited:

            (a)   will cease to be a Member in respect of the forfeited Shares;

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            (b)   will remain liable to pay all money (including interest and expenses) that was payable by the person to the Company at the date of forfeiture in respect of the forfeited Shares; and

            (c) will be liable to pay interest from the date of forfeiture until the date of payment of such money at a rate determined by the Directors (which rate must not exceed 20% per annum).

      14.2 A former Member's liability under sub-clause 14.1 ceases if and when:

            (a) the Company receives payment in full of all money (including interest and expenses) payable by the former Member in respect of the forfeited Shares; or

            (b) the liability is released or waived in accordance with the Listing Rules.

15    DISPOSAL OF FORFEITED SHARES

      15.1 Where the Company disposes of or sells a forfeited Share, the Company may receive the consideration (if any) given for the forfeited Share and effect a transfer of the Share in favour of the person to whom the Share is sold or disposed.

      15.2  The purchaser of a forfeited Share:

            (a) is not bound to check the regularity of the sale or the application of the purchase price;

            (b) obtains title to the Share despite any irregularity in the sale and will be registered as the holder of the Share; and

            (c) will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

      15.3 A statement signed by a Director and the Secretary that a Share has been regularly forfeited and sold or re-allotted, or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

16    PROCEEDS OF LIEN OR FORFEITURE SALE

      The net proceeds of any sale of a Share made to enforce a lien or on forfeiture must be applied by the Company in the following order:

            (a)   payment of the costs of the sale;

            (b) payment of all amounts secured by the lien or of all money that was payable in respect of the forfeited Share; and

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            (c)   payment of any surplus to the person who was the holder of the
                  Share before the lien sale or before the Share was forfeited (as the case may be).

TRANSFER OF SHARES

17    GENERAL

      17.1 A Member may transfer all or any Shares held by the Member, subject to this Constitution.

      17.2 Shares which are Restricted Securities cannot be disposed of during the escrow period provided far by the Listing Rules, except as permitted by the Listing Rules or the Stock Exchange.

      17.3 Subject to sub-clause 17.4, Shares may be transferred by a written transfer instrument in any usual or common form or as approved by the Directors. A written transfer instrument must be:

            (a) executed by the transferor or (where the Corporations Law permits) stamped by the transferor's broker;

            (b) unless the Directors decide otherwise in the case of a fully paid Share, executed by the transferee or (where the Corporations Law permits) stamped by the transferee's broker; and

            (c) in the case of a transfer of partly paid Shares, endorsed or accompanied by an instrument executed by the transferee or by the transferee's broker to the effect that the transferee agrees to accept the Shares subject to the same terms and conditions on which the transferor held them, to become a Member and to be bound by this Constitution.

      17.4 The Directors may direct that the Company participate in the electronic share registration and transfer system conducted in accordance with the CHESS Rules. If the Company participates in such system then, notwithstanding any other provision of this Constitution, the Company must comply with and give effect to the CHESS Rules.

      17.5 In order to effect a transfer of Shares by way of a written transfer instrument:

            (a) the written transfer instrument must be left at the Company's registered office or at any other address specified by the Company;

            (b) where a certificate has been issued in respect of the Shares, the instrument must be accompanied by such certificate, unless the Directors waive production of the certificate;

            (c) the Directors may require other evidence of the transferor's right to transfer the Shares; and

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            (d)   the transfer must be registered and the name of the transferee must be entered in the Register.

      If the requirements of paragraphs (a) to (d) are satisfied then, subject to clause 19, the transfer shall be effected.

      17.6 Except in the case of a proper SCH transfer, a transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares and a transfer of Shares does not pass the right to any dividends in respect of the Shares until such registration.

18    SUBREGISTERS

      The Company must observe the SCH Business Rules relating to any right to close a subregister operated by the Company and the collection and processing of SCH related messages.

19    RIGHT TO REFUSE REGISTRATION

      19.1  The Directors may only:

            (a) refuse to register a transfer of Shares by way of a written transfer instrument; or

            (b) request SCH to apply a holding lock to prevent a proper SCH transfer of Shares,

      in circumstances where the Listing Rules permit (whether expressly or by implication) or require the Company to do so.

      19.2 Without limiting the generality of sub-clause 19.1, the Directors must refuse to register a transfer of Shares which are Restricted Securities during the escrow period provided for by the Listing Rules, unless the transfer is permitted by the Listing Rules or the Stock Exchange.

      19.3 If the Company refuses to register a transfer of Shares by way of a written transfer instrument or requests SCH to apply a holding lock to prevent a proper SCH transfer of Shares, the Company must, in accordance with the Listing Rules, tell the lodging party of the refusal or holding lock and the reasons for the refusal or holding lock.

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

TRANSMISSION OF SHARES

20    TITLE ON DEATH

      20.1  In the case of the death of a Member:

            (a) the legal personal representative of the Member, where the Member was the sole holder of the Share; and

            (b) the other joint holder, where the deceased Member was a joint holder of Shares,

            are the only persons whom the Company will recognise as having any title to the deceased Member's Shares.

      20.2 The estate of the deceased Member or any other joint holder will not be released from any liability to the Company in respect of the Shares.

      20.3 The Company may register or give effect to a transfer to a transferee who dies before the transfer is registered.

21    ENTITLEMENT TO TRANSMISSION

      21.1 A person who becomes entitled to a Share in consequence of the death, mental illness or bankruptcy of a Member may, subject to producing evidence of his or her entitlement which is satisfactory to the Directors, elect to:

            (a)   be registered as the holder of the Share; or

            (b) nominate another person to be registered as the holder of the Share.

      21.2  If such person:

            (a) elects to be registered as the holder of the Share, then the person must deliver or send to the Company a written notice of election signed by him or her; or

            (b) nominates another person to be registered as the holder of the Share, the person must execute a transfer of the Share to that other person.

      21.3 An election to be registered as a holder of a Share under sub-clause 21.1(a) and a transfer of a Share pursuant to sub-clause 21.2(b) are subject to the same limitations, restrictions and provisions of this Constitution as would apply if they were a transfer made by a Member pursuant to clause 17.

      21.4 A person who has become entitled to a Share by operation of law and produced evidence of his or her entitlement which is satisfactory to the Directors, is entitled to receive dividends and other rights in respect of the Share.

      21.5 Where two or more persons are jointly entitled to a Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

CHANGES TO SHARE CAPITAL

22    ALTERATION OF CAPITAL

      22.1  The Company may,  subject to the  Corporations Law and the Listing
            Rules:

            (a)   consolidate and divide all or any of its share capital;

            (b)   subdivide all or any of its Shares;

            (c) cancel Shares that have not been taken or agreed to be taken by any person or have been forfeited; and

            (d)   reduce its share capital.

      22.2 For the purpose of giving effect to any consolidation and division of share capital, or any subdivision of Shares, the Directors may settle any difficulty which arises with respect to fractions of Shares in any manner that they think expedient.

      22.3 In a reduction of share capital under the Corporations Law that is an equal reduction, the terms of the reduction may comprise or include the transfer or distribution of specific assets (whether held in the name of the Company or in the name of any wholly owned subsidiary of the Company), including fully paid shares in, or debentures of, any other corporation.

      22.4 For the purposes of any transfer or distribution of shares in any other corporation under the terms of an equal reduction as referred to in sub-clause 22.3, each Member:

            (a) is deemed to have agreed to become a member of that corporation; and

            (b) appoints the Company or any of the Directors as its agent to execute any transfer of shares or other document required to effect the transfer or distribution of shares to that Member.

GENERAL MEETINGS

23    CONVENING

      23.1 The Directors may convene a general meeting of the Company whenever they think fit. The Directors must convene a general meeting when requisitioned by a Member in accordance with the Corporations Law.

      23.2 Annual general meetings are to be held in accordance with the Corporations Law.

24    NOTICE

      24.1 Members must be given written notice of a general meeting in accordance with the Corporations Law and the Listing Rules. Without limiting the generality of the foregoing, such notice must:

            (a) specify the place, date and time of the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting);

            (b) state the general nature of the business to be transacted at the meeting;

            (c) specify a place, facsimile number and (if the Directors desire) an electronic address for the purposes of lodging proxy appointments; and

            (d) specify particulars of any determination made under section 1 109N of the Corporations Law.

      24.2 The Directors may postpone a general meeting, change the place at which a general meeting is to be held or cancel a general meeting (other than a meeting convened as the result of a requisition by a Member in accordance with the Corporations Law) at any time before the day of the meeting. The Directors must give notice of a postponement, change or cancellation to all persons entitled to receive notices of general meetings from the Company.

      24.3 An omission to send a notice of a general meeting (including a proxy appointment form) or a notice of the postponement, change in place or cancellation of a general meeting to any Member or the non-receipt of any such notice (or proxy appointment form) by any Member does not invalidate the proceedings at or any resolution passed at the relevant general meeting.

PROCEEDINGS AT GENERAL MEETINGS
25    MEMBER

      In clauses 26, 27, 28, 30, and 34 "Member" includes a Member present in person or by proxy, attorney or Representative.

26    QUORUM

      26.1 No business will be transacted at a general meeting unless a quorum of Members is present comprising five Members holding not less than five percent of the issued capital of the Company.

      26.2 If a quorum is not present within .30 minutes after the time appointed for the commencement of a general meeting:

            (a) if the meeting was convened by or on the requisition of Members, it is automatically dissolved; or

            (b)   in any other case:

                  (i) it will stand adjourned to the same time and place seven days after the meeting, or to another day, time and place as determined by the Directors; and

                  (ii) if at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the commencement of the meeting, the meeting is automatically dissolved.

27    CHAIRPERSON

      27.1 The chairperson of Directors' meetings, or in the chairperson's absence, the deputy chairperson of Directors' meetings, will be the chairperson at every general meeting of Members.

      27.2  If:

            (a) there is no chairperson or deputy chairperson of Directors' meetings; or

            (b) neither the chairperson nor the deputy chairperson of Directors' meetings is present within 15 minutes after the time appointed for the commencement of the general meeting; or

            (c) the chairperson and the deputy chairperson of Directors' meetings are unwilling to act as chairperson of the general meeting, then the Directors present may elect a chairperson of the general meeting.

      27.3 If no chairperson is elected by the Directors in accordance with clause 27.2, then:

            (a) the Members may elect one of the Directors present as chairperson of the general meeting; or

            (b) if no Director is present or willing to take the chair, the Members may elect one of the Members present as chairperson of the general meeting.

28    GENERAL CONDUCT

      28.1 The chairperson of a general meeting will be responsible for the general conduct of the meeting and may require the adoption of any procedures which are in his or her opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting.

      28.2 If there is a dispute at a general meeting about a question of procedure, othe chairperson may determine the question and any such determination will be final and conclusive.

      28.3 The chairperson may, at any time he or she considers it necessary or desirable for the proper and orderly conduct of the meeting:

            (a) terminate debate or discussion of any business, question, motion or resolution being considered by the meeting and require any such business, question, motion or resolution to be put to a vote of the Members present;

            (b) allow debate or discussion on any business, question, motion or resolution being considered by the meeting to continue,

            and any such decision by the chairperson is final.

      28.4 The Chairperson of an annual general meeting must allow a reasonable opportunity for the Members at the meeting to:

            (a) ask questions about or make comments on the management of the Company; and

            (b) ask the Auditor or his or her representative questions relevant to the conduct of the audit and the preparation and contents of the Auditor's report.

      28.5 The chairperson may refuse a person admission to, or require a person to leave and not return to, a general meeting if the person:

            (a) refuses to permit examination of any article in the person's possession; or

            (b) is in possession of any electronic or recording device, placard or banner or other article which the chairperson considers to be dangerous, offensive or liable to cause disruption.

29    ADJOURNMENT

      29.1 The chairperson may with the consent of a general meeting, and must if directed by the meeting, adjourn the general meeting to another time.

      29.2 An adjourned general meeting may take place at a different venue from the initial meeting.

      29.3 The only business that can be transacted at an adjourned general meeting is the unfinished business of the initial meeting.

      29.4 If a general meeting has been adjourned for more than 30 days, notice of the adjourned general meeting must be given to Members as if it were an original general meeting, but otherwise it is not necessary to give notice of an adjourned general meeting or the business of an adjourned general meeting.

      29.5 A poll cannot be demanded on any resolution concerning the adjournment of a general meeting, except by the chairperson. .

30    DECISIONS

      30.1 Subject to the Corporations Law provisions in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

      30.2 A resolution put to the vote of a general meeting will be decided on a show of hands unless a poll is demanded in accordance with the Corporations Law.

      30.3  Unless a poll is demanded:

            (a) a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

            (b) an entry to this effect in the minutes of the meeting, are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

      30.4  A demand for a poll may be withdrawn.

      30.5 A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

31    TAKING A POLL

      31.1 Subject to clause 31.2, if a poll is duly demanded it will be taken either immediately or after an interval or adjournment as the chairperson directs.

      31.2 A poll demanded by the chairperson on any resolution concerning the adjournment of a meeting must be taken immediately.

      31.3 The result of a poll will determine whether the resolution in respect of which the poll was demanded is carried or lost.

      31.4 The chairperson may determine any dispute about the admission or rejection of a vote on a poll, and such determination, if made in good faith, will be final and conclusive.

      31.5 A poll cannot be demanded on any resolution concerning the election of the chairperson of a meeting.

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

32    CASTING VOTE OF CHAIRPERSON

      The chairperson does not have (in addition to any votes cast by the chairperson as a Member, proxy, attorney or Representative) a casting vote on a show of hands or on a poll.

33    AUDITOR'S RIGHT TO he Heard

      The Company's auditor is entitled to:

            (a) receive notice of and attend any general meeting of the Company;

            (b) be heard at any general meeting of the Company on any part of the business of the meeting that concerns the Auditor in his or her capacity as auditor, even if:

                  (i) the Auditor retires at the meeting; or

                  (ii) the Members pass a resolution to remove the Auditor from office; and

            (c) authorise a person in writing to attend and speak at any general meeting as the Auditor's representative.

VOTES OF MEMBERS
34    ENTITLEMENT TO VOTE

      34.1 Subject to the Corporations Law, this Constitution and to any rights or restrictions attaching to any class of Shares, at meetings of Members or classes of Members each Member may vote and:

            (a) on a show of hands every Member has one vote;

            (b) on a poll every Member has:

                  (i)   one vote for each fully paid Share held by the Member;
                        and

                  (ii) for each partly paid Share held by the Member, a fraction of a vote equivalent to the proportion which the amount paid (not credited) on the Share is of the total amounts paid and payable (excluding amounts credited) on the Share.

      34.2 A Member who holds Shares that are Restricted Securities is not entitled to any voting rights in respect of those Shares during a breach of the Listing Rules or a restriction agreement in relation to those Shares.

      34.3 If a Member is of unsound mind or is a person whose estate is liable to be dealt with in any way under laws relating to mental health, the Member's committee or trustee or such other person as properly has the management of the Member's estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

35    UNPAID CALLS

      A member is not entitled to vote at a general meeting unless all calls and other sums presently payable by the Member in respect of the Member's Shares have been paid.

36    JOINT HOLDERS

      36.1 If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted to the exclusion of the other joint holder or joint holders.

      36.2 For the purpose of this clause 36, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be deemed joint holders of the Shares.

37    OBJECTIONS AND LISTING RULES

      37.1 An objection to the qualification of a voter may only be raised at the general meeting or adjourned general meeting at which the vote was cast. An objection must be referred to the chairperson of the meeting, whose decision made in good faith is final. Subject to sub-clause 37.2, a vote not disallowed pursuant to such an objection is valid for all purposes.

      37.2 A vote which the Listing Rules require the Company to disregard is not valid.

38    PROXIES

      38.1 A Member who is entitled to attend and cast a vote at: a general meeting of the Company may appoint not more than two other persons, who need not be Members, as that Member's proxy or proxies to attend and vote at a general meeting on that Member's behalf.

      38.2 A proxy or attorney may be appointed for all general meetings, for any number of general meetings or for a particular purpose.

      38.3 If a Member appoints one proxy, that proxy may vote on a show of hands. If a Member appoints two proxies neither proxy may vote on a show of hands.

      38.4  A proxy may demand or join in demanding a poll.

39    INSTRUMENT APPOINTING PROXY

      39.1 A notice of a general meeting must contain an instrument for appointing a proxy which is in a form as approved by the Directors from time to time and (where required) complies with the Listing Rules.

      39.2 An instrument appointing a proxy must be signed by the appointor or the appointor's attorney or, if the appointor is a corporation, be under the appointor's common seal or signed by a director, secretary or attorney of the corporation.

      39.3 A proxy may vote or abstain as he or she chooses except to the extent that his or her appointment indicates the manner in which the proxy must vote on any resolution. The proxy must vote or abstain on a poll or show of hands in accordance with any such instructions.

      39.4  A proxy's appointment is valid at an adjourned meeting.

      39.5 Unless otherwise provided for in the instrument appointing a proxy or in any instrument appointing an attorney, the appointment of a proxy or an attorney will be taken to confer authority on the appointee:

            (a) to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion; and

            (b) to vote on any procedural motion, including any motion to elect a chairperson, to vacate the chair or to adjourn the meeting.

      39.6 If an instrument of proxy is signed by a Member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the instrument of proxy by inserting the name or names of one or more Directors or the Secretary.

40    LODGEMENT OF PROXY

      40.1 The instrument appointing a proxy must be received by the Company at its registered office or at such other address as the Company may direct at least 48 hours before the time for holding the general meeting or adjourned general meeting to which the proxy relates (unless specified otherwise in the notice of meeting to which the proxy relates). If the instrument appointing a proxy purports to be executed under a power of attorney or other authority, the original document or a notarially certified copy of it must be forwarded with the written appointment.

      40.2 If sub-clause 40.1 is not complied with, the appointment of a proxy will not be treated as valid.

41    VALIDITY

      A vote cast in accordance with an instrument appointing a proxy or a power of attorney is valid notwithstanding that before the vote was cast the appointor:

            (a)   died;

            (b)   became of unsound mind;

            (c)   revoked the proxy or power; or

            (d)   transferred the Shares in respect of which the vote was cast,

            unless written notification of the death, unsoundness of mind, revocation or transfer was received by the Company at its registered office or at such other address as the Company may allow before the commencement of the relevant general meeting or adjourned general meeting.

42    REPRESENTATIVES OF CORPORATIONS

      42.1 Any Member which is a body corporate may appoint an individual as its representative in relation to general meetings or as otherwise permitted by the Corporations Law.

      42.2 The chairperson of a general meeting may permit a person claiming to be a Representative to exercise his or powers even if he or she has not produced a certificate evidencing his or her appointment.

      42.3 The appointment of a representative may set out restrictions on the representative's powers.

APPOINTMENT AND REMOVAL OF DIRECTORS

43    NO SHARE QUALIFICATION

      A Director or an Alternate Director need not hold any Shares to qualify for the office of Director or Alternate Director, but a Director (and an Alternate Director when acting as a Director) is entitled to notice of, and to attend and speak at, all general meetings and at every meeting of the holders of Shares or any class of Shares.

44    NUMBER OF DIRECTORS

      44.1 The number of Directors of the Company shall be as fixed by the Directors from time to time, provided that such number must not be less than 3 or more than 12.

      44.2 The Directors and the Secretary in office as at the date on which this Constitution is adopted by the Company shall continue in office subject to this Constitution.

      44.3 The Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors, provided that this does not result in the total number of Directors exceeding the maximum number specified in sub-clause 44.1. A Director appointed under this sub-clause:

            (a) must retire at the first annual general meeting following his or her appointment, and

            (b) will not be taken into account in determining the number of Directors who must retire by rotation.

45    POWER TO REMOVE AND APPOINT
      45.1 Subject to the Corporations Law, the Company may, by resolution passed in general meeting:

            (a)   appoint a person as Director;

            (b) remove any Director before the end of the Director's period of office and appoint another person in the Director's place.

      45.2 A person appointed under paragraph 45.1(b) will hold office for the period for which the Director replaced would have held office if he or she had not been removed.

      45.3 If a majority of Directors is of the opinion that the conduct or position of any Director is such that the Director's continuance in office would be prejudicial to the interests of the Company, the majority of Directors may suspend that Director. The Directors must convene a general meeting within 14 days of the suspension at which the Members may either confirm the suspension and remove the Director from office pursuant to sub-clause 45.1(b) or annul the suspension and reinstate the Director.

46    Retirement by Rotation

      46.1 At each annual general meeting, one-third of the Directors or, if their number is not three or a multiple of three, then the number nearest to, but no more than, one-third, must retire from office and their positions be open to election.

      46.2 The Directors subject to retirement under sub-clause 46.1 are those Directors who have been longest in office since they were last appointed. Directors appointed on the same day may agree amongst themselves or determine by lot which of them is subject to sub-clause 46.1.

      46.3  In any other case, a Director must retire from office:

            (a) at the third annual general meeting after the Director was last appointed; or

            (b) three years after the Director was last appointed, whichever is longer.

      46.4  A retiring director is eligible for re-election.

      46.5 The Managing Director shall not while holding that office be subject to this clause 46 or be taken into account in determining the rotation of retirement of Directors.

47    FILLING A VACATED OFFICE

      47.1 If a Director retires at a general meeting, the general meeting may by ordinary resolution elect a person to fill the vacated office.

      47.2 If a retiring Director has offered himself or herself for re-election, the retiring Director will be considered to have been re-elected unless, at the general meeting at which he or she retires:

            (a)   it is resolved not to fill the vacated office;

            (b)   the general meeting elects another person to the office; or

            (c) a resolution for the re-election of the Director is put and lost.

48    NOMINATION OF DIRECTOR

      48.1 A person other than a Director seeking re-election is not eligible for election as a Director at a general meeting unless the person, or a Member who intends to propose the person, has left at the Company's registered office a written notice:

            (a)   stating the person's consent to the nomination;

            (b) stating either that the person is a candidate for the office of Director or that the Member intends to propose the person for election to the office of Director; and

            (c) which is countersigned by at least 50 Members, unless the Member who intends to propose the person has at least 5% of the votes that may be cast at a general meeting of the Company.

      48.2 A notice given in accordance with clause 48.1 must be left at the Company's registered office or at such other address as the Company may specify at least:

            (a) in the case of a person recommended for election by the Directors, 20 Business Days before the relevant general meeting; and

            (b) in any other case, 30 Business Days before the relevant general meeting.

49    VACATION OF OFFICE

      The office of a Director immediately becomes vacant if the Director:

            (a) ceases to be a Director by virtue of the operation of the Corporations Law;

            (b) is prohibited by the Corporations Law from holding office or continuing as a Director;

            (c) is prohibited from holding, or is removed from, the office of Director by an order made under the Corporations Law;

            (d) becomes bankrupt or makes any general arrangement or composition with his or her creditors;

            (e) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under laws relating to mental health;

            (f) is removed by a resolution passed at a general meeting of the Company;

            (g) is absent from Directors' meetings for three consecutive months without the consent of the Directors; or

            (h)   resigns that office by written notice to the Company;

REMUNERATION OF DIRECTORS

50    REMUNERATION OF NON-EXECUTIVE DIRECTORS AND EXECUTIVE DIRECTORS

      50.1 Subject to sub-clause 50.2, Non-Executive Directors may be remunerated for their services, provided that such remuneration is paid as a fixed sum and not as a commission on, or a percentage of, profits or operating revenue.

      50.2 The aggregate of all remuneration paid by the Company to Non-Executive Directors must not exceed a maximum sum as determined by the Company in general meeting. This sum must not be increased without obtaining the approval of the Company in general meeting in accordance with the Listing Rules.

      50.3 If a Non-Executive Director is required to perform services for the Company which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, the Company may pay the Non-Executive Director a fixed sum determined by the Directors in addition to or instead of the Director's remuneration under sub-clause 50.1. No payment may be made under this sub-clause if the payment would result in the aggregate of all remuneration paid to Non-Executive Directors exceeding the maximum sum referred to in sub-clause 50.2.

      50.4 The remuneration of an Executive Director may from time to time be fixed by the Directors. Subject to the Listing Rules, the remuneration may be by way of salary, commission, participation in profits, by the issue or allotment of Shares or options over unissued Shares or by all or any of these modes, but must not be by commission on, or a percentage of, operating revenue.

      50.5 The Company may pay all travelling, hotel and other expenses properly incurred by a Director in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company's business.

      50.6 The Company may also pay a premium in respect of a contract insuring a person who is or has been a Director against liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Law.

51    BENEFIT TO RETIRING DIRECTORS

      51.1 Subject to the Listing Rules and the Corporations Law, the Company may, at the discretion of the Directors:

            (a) pay a Director a gratuity, pension, allowance or other benefit on retirement or other vacation of office;

            (b) contribute to any premiums for the purchase or provision of any such gratuity, pension, allowance or other benefit; and

            (c) enter into a contract with a prospective, present or former Director for the payment of the benefits and making of the contributions referred to in paragraphs (a) and (b).

      51.2 The Directors may establish, support or assist in the establishment or support of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to the Directors.

POWERS AND DUTIES OF DIRECTORS

52    DIRECTORS TO MANAGE COMPANY

      52.1 The business of the company is to be managed by the Directors who may exercise all powers of the Company that this Constitution, the Corporations Law or the Listing Rules do not require to be exercised by the Company in general meeting.

      52.2 Without limiting the generality of clause 52.1, the Directors may exercise all the powers of the Company to:

            (a)   borrow money;
            (b) charge any property or business of the Company or all or any of its uncalled capital;

            (c) issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

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

            (d) guarantee or become liable for the payment of money or the performance of any obligation by or of any other person.

      52.3 The Directors may, by power of attorney, appoint any person to be the attorney of the Company for such purpose and with the powers, authorities and discretions vested in or exercisable by the person for such period and subject to such terms and conditions as the Directors think fit.

PROCEEDINGS OF DIRECTORS

53    WRITTEN RESOLUTIONS

      53.1 If a majority of the Directors who are eligible to vote on a resolution have signed a document containing a statement that they are in favour of a resolution as set out in the document, then a resolution in those terms is taken to have been passed, without a Directors' meeting having been held, on the day on which the document was last signed by a Director forming part of the majority.

      53.2 Any resolution under sub-clause 53.1 may consist of several documents in like form, each signed by one or more Directors.

      53.3 Any documents referred to in this clause 53 may be in the form of a facsimile transmission or electronic notification.

      53.4 This clause 53 also applies to meetings of Directors' committees as if all members of the committee were Directors.

      53.5 Any document referred to in this clause 53 must be sent to every Director who is entitled to vote on the resolution (whether or not the Director intends to sign the document).

54    DIRECTORS' MEETING

      54.1 Upon receiving a request from the chairperson, the deputy chairperson, or any 2 Directors for a meeting of Directors to be held, the Secretary must call a meeting of Directors.

      54.2 All Directors are entitled to notice of a Directors' meeting. Notice of a meeting of Directors may be given in writing, or the meeting may be otherwise called using any technology consented to by all the Directors.

      54.3 Subject to the Corporations Law, a Directors' meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion. A Director who participates in a meeting held in accordance with this clause 54.3 is taken to be present and entitled to vote at the meeting.

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

      54.4 Clause 54.3 also applies to meetings of Directors' committees as if all members of the committee were Directors.

      54.5 The Directors may meet together, adjourn and regulate their meetings as they think fit.

      54.6 Subject to the Corporations Law, a quorum for meetings of Directors may be fixed by the Directors, provided that a quorum so determined must not be less than two.

      54.7 Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, the chairperson or the Managing Director may convene a general meeting of Members to deal with the matter.

      54.8 If it is discovered that there was a defect in the appointment of a person as a Director, Alternate Director or member of a Directors' committee, or a person appointed to one of those positions was disqualified from acting in that position, all acts of the Directors or the Directors' committee before the discovery was made are as valid as if the person had been duly appointed or was not disqualified.

55    VOTING

      55.1 Questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting.

      55.2 Subject to clause 56, each Director has one vote at a Directors' meeting.

      55.3 In the event of an equality of votes, the chairperson of a meeting of Directors has a casting vote in addition to his or her deliberative vote, except at a meeting where only two of the Directors who are present are entitled to vote.

      55.4 (a) An Alternate Director has one vote for each Director for whom he or she is an alternate.

            (b) If the Alternate Director is a Director, he or she also has a vote as a Director.

56    DIRECTORS' INTERESTS

      56.1 A Director who has a material personal interest in a matter that is to be considered at a meeting of Directors:

            (a) must not vote on the matter or be present while the matter is being considered at the meeting; and

            (b)   must not be counted in the quorum in relation to that matter,

            if to do so would be contrary to the Corporations Law~

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

      56.2  Each Director must disclose to the Company particulars of:

            (a) any material contract in which the Director is interested, including the names of the parties to the contract, particulars of the contract, and the Director's interest in the contract; and

            (b) any material personal interest in a matter that is being considered at a meeting of the Directors.

      56.3 Voting by a Director contrary to this clause 56, or failure by a Director to make disclosure pursuant to this clause 56, does not render void or voidable a contract in which the Director has an interest.

      56.4 Provided that a Director makes disclosure as required by this clause 56, the Director and any firm, body or entity in which a Director has a direct or indirect interest may in any capacity:

            (a)   enter into any contract or arrangement with the Company;

            (b) be appointed to and hold any office or place of profit under the Company, other than the office of auditor of the Company; and

            (c) act in a professional capacity, other than as auditor of the Company, for the Company,

            and may receive and retain for his or her benefit any remuneration, profits or benefits so received as if he or she were not a Director.

57    ALTERNATE DIRECTORS

      57.1 A Director may, with the approval of the chairperson, appoint any person as his or her alternate. The appointment of an Alternate Director may be revoked at any time by the appointing Director or by a majority of the other Directors.

      57.2 An Alternate Director is entitled to notice of Directors' meetings while he or she is acting in that capacity and, if the appointing Director is not present at a meeting, is entitled to attend, be counted in a quorum (only once, regardless of any other capacity in which he or she is present) and vote as a Director.

      57.3 An Alternate Director is an officer of the Company and is not an agent of the appointing Director.

      57.4 The provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that an Alternate Director is not entitled in his or her capacity as Alternate Director to any remuneration from the Company otherwise than from his or her appointing Director.

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

      57.5 An Alternate Director's appointment ends automatically when his or her appointing Director ceases to be a Director.

      57.6 Any appointment or revocation under this clause must be effected by written notice delivered to the Secretary. o

      57.7 For the purposes of clause 56, an Alternate Director does not have an interest in a contract or arrangement or a material personal interest in a matter by reason only of the fact that his or her appointing Director has such an interest.

58    REMAINING DIRECTORS

      58.1  The Directors may act even if there are vacancies on the board.

      58.2 If the number of Directors is not sufficient to constitute a quorum at a Directors' meeting, the Director or Directors may act only to:

            (a) appoint a Director; or

            (b) convene a general meeting.

59    CHAIRPERSON

      59.1 The Directors may elect a Director as chairperson of Directors' meetings and may determine the period for which the chairperson will hold office.

      59.2 The Directors may elect a Director as deputy chairperson to act in the chairperson's absence and may determine the period for which deputy chairperson will hold office.

      59.3 If no chairperson is elected, or if the chairperson and the deputy chairperson are not willing to act as chairperson or are not present at any Directors' meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director present to be chairperson of that meeting.

60    Directors' Committees

      60.1 The Directors may delegate any of their powers, other than those which by law must be dealt with by the Directors as a board, to a committee or committees. The Directors may at any time revoke any delegation of power to a committee.

      60.2 At least one member of each committee must be a Director. The other members of a committee will be chosen by the Directors.

      60.3 A committee must exercise its powers in accordance with any directions given by the Directors and a power exercised in that way is taken to have been exercised by the Directors.

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

      60.4 A committee may be authorised by the Directors to sub-delegate all or any of the powers for the time being vested in it.

      60.5 Meetings of a committee will be governed by the provisions of this Constitution which deal with Directors' meetings so far as they are applicable and are not inconsistent with any directions given by the Directors.

      60.6  A committee may meet and adjourn as its thinks fit:

      60.7 Questions arising at a meeting of a committee will be determined by a majority of votes of the committee members present and entitled to vote.

61    MINUTES

      61.1  The Directors must cause minutes to be made of

            (a) all proceedings and resolutions of:

                  (i) general meetings;

                  (ii) Directors' meetings; and

                  (iii) meetings of Directors' committees,

                  and such minutes must include the names of the Directors present at all general meetings, Directors' meetings and meetings of Directors' committees;

            (b)   all resolutions passed by Directors in accordance with clause
                  53;

            (c) appointments of officers, but only if the Directors resolve that a minute of the appointment should be made; and

            (d)   all disclosures of interests made pursuant to clause 56.

      61.2 Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting, and if so signed will as between the Members, Directors or committee members (as the case may be) be conclusive evidence of the matters stated in the minutes.

EXECUTIVE DIRECTORS

62    APPOINTMENT

      62.1  The Directors may appoint:

            (a)   a Director to the office of Managing Director;

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

            (b) a Director to any other full-time or substantially full-time executive position in the Company,

            on such terms and conditions as they think fit.

      62.2 A Director appointed under sub-clause 62.1(a) or 62.1(b), and a Director otherwise occupying a full-time or substantially full-time executive position in the Company or a related body corporate, is referred to in this Constitution as an Executive Director.

      62.3 The position of chairperson of Directors' meetings may be a full-time executive position if the Directors so resolve.

      62.4 If the appointment of an Executive Director is for a fixed term, the term must not exceed five years.

      62.5 Without limiting the rights of the Company in general meeting under clause 45, the Directors may, subject to the terms of an Executive Director's employment contract, suspend, remove or dismiss him or her from executive office and appoint another Director or other person in that place.

      62.6 If an Executive Director is suspended from executive office, he or she will be entitled to attend and be heard, but will not be entitled to vote (unless the Directors otherwise determine) at any meeting of Directors.

      62.7 A Director who holds any executive office in the Company (including the office of Managing Director) ceases to be a Director when he or she ceases to hold that executive office.

      62.8 A person ceasing to be a Director by virtue of sub-clause 62.7 will not thereby be rendered ineligible for appointment as a Director.

63    POWERS OF EXECUTIVE DIRECTORS

      63.1 The Directors may confer on an Executive Director any powers exercisable by the Directors, subject to any terms and conditions determined by the Directors. Any power conferred on an Executive Director may be concurrent with but not to the exclusion of the Directors' powers.

      63.2 The Directors may authorise an Executive Director to sub-delegate all or any of the powers vested in the Executive Director.

      63.3 The Directors may at any time withdraw or vary any of the powers conferred on an Executive Director.

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

SECRETARY

64    SECRETARY

      64.1 The Directors must appoint at least one Secretary of the Company. The appointment of a Secretary shall be on such terms and conditions as determined by the Directors.

      64.2 The Directors may, subject to the terms of the Secretary's employment contract, suspend, remove or dismiss the Secretary.

      64.3 The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and the Secretary must exercise all such powers and authorities subject to the control of the Directors.

      64.4 A Secretary is entitled to receive notice of, and attend all meetings of the Directors and all general meetings of the Company and may be heard on any matter at such meetings.

SEALS

65    Common Seal

      If the Company has a Seal:

            (a)   the Directors must provide for the safe custody of the Seal;

            (b) the Seal must not be used except with the authority of the. Directors or a Directors' committee authorised to permit use of the Seal;

            (c) every document to which the Seal is affixed must be signed by a Director and countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

            (d) the Directors may determine by resolution either generally or in any particular case that the signature of any Director or the Secretary to a document to which the Seal or a duplicate seal or certificate seal is affixed may be a facsimile applied to the document by specified mechanical or electronic means.

66    DUPLICATE SEAL

      If the Company has a Seal, the Company may have one or more duplicate seals of the Seal each of which:

            (a) must be a facsimile of the Seal with the addition on its face of the words "Duplicate Seal"; and

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

            (b) may only be used with the authority of the Directors or a Directors' committee.

67    CERTIFICATE SEAL

        If the Company has a Seal, the Company may have a certificate seal which:

            (a)   may be affixed to Share, option or other certificates;

            (b) must be a facsimile of the Seal with the addition on its face of the words "Certificate Seal"; and

            (c) may only be used with the authority of the Directors or a Directors' committee.

INSPECTION OF RECORDS

68    TIMES FOR INSPECTION

      68.1 Subject to the requirements of the Corporations Law, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

      68.2 A Member other than a Director does not have the right to inspect any financial records or other documents of the Company except as provided by law, ordered by a court or authorised by a resolution of the Directors or a general meeting of the Company.

DIVIDENDS AND RESERVES

69    FIX A TIME FOR PAYMENT OF DIVIDENDS

      69.1 The Directors may determine that a dividend is payable on Shares and fix the amount, The time for payment and the method of payment.

      69.2 A Member may receive dividends only in respect of Shares on which all calls due and payable have been paid.

      69.3 The Directors may amend or revoke a resolution to pay a dividend before the date which is nine Business Days before the record date which has been notified to the Stock Exchange for determining entitlements to that dividend.

      69.4  The Company must not pay interest on a dividend.

70    RESERVES AND PROFITS CARRIED FORWARD

      70.1 The Directors may, before declaring or paying any dividend, set aside out of profits of the Company such amounts as they think proper to retain as reserves, to

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


            be applied at the discretion of the Directors for any purpose for which the profits of the Company may be properly applied.

      70.2 Pending any such application of the reserves, the Directors may use the reserves in the business of the Company or invest the reserves in such investments as they think fit.

      70.3 The Directors may carry forward any undistributed profits without transferring them to a reserve.

71    DIVIDEND ENTITLEMENT

      71.1 The holder of a partly paid Share must not receive a greater proportion of a dividend than the proportion which the amount paid (not credited) in respect of the Share is of the total amounts paid and payable (excluding amounts credited) in respect of the Share. Any amount paid in advance of a call must be ignored in calculating this proportion.

      71.2 Unless otherwise determined by the Directors, Shares rank for dividend from their date of allotment.

      71.3 Subject to the Corporations Law and the SCH Business Rules, a transfer of Shares registered after the record date notified to the Stock Exchange for determining entitlements to a dividend paid or payable in respect of the transferred Shares does not pass the right to that dividend.

72    RESTRICTED SECURITIES

      During a breach of the Listing Rules relating to Shares which are Restricted Securities, or a breach of a restriction agreement in respect of Shares, the holder of the relevant Shares is not entitled to any dividend or distribution in respect of those Shares.

73    DEDUCTIONS FROM DIVIDENDS

      The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to the Shares.

74    DISTRIBUTION OF ASSETS

      74.1 The Directors may direct payment of a dividend wholly or partly by the transfer or distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

      74.2 If a difficulty arises in making a transfer or distribution of specific assets, the Directors may:

            (a)   deal with the difficulty as they consider expedient;

            (b) fix the value of all or any part of the specific assets for the purposes of the distribution;

            (c) determine that cash will be paid to any Member on the basis of the value so fixed in order to adjust the rights of all the Members; and

            (d) vest any such specific assets in trustees as the Directors consider expedient.

      74.3 If a transfer or distribution of specific assets to a particular Member or Members is illegal or, in the Directors' opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the transfer or distribution of specific assets.

75    PAYMENT

      75.1 Any dividend or distribution may be paid by cheque sent through the post directed to:

            (a) the address of the Member as shown in the Register or, in the case of joint holders, to the address of the joint holder of Shares shown first in the Register; or

            (b) an address which a Member has, or the joint holders have, in writing notified the Company as the address to which dividends and other payments should be sent.

76    ELECTION TO REINVEST DIVIDEND

      The Directors may establish a plan whereby Members or any class of Members may elect to reinvest cash dividends paid by the Company by subscribing for Shares and vary, suspend or terminate any such arrangements.

77    ELECTION TO ACCEPT SHARES IN LIEU OF DIVIDEND

      77.1 The Directors may resolve, in respect of any dividend which it is proposed to pay on any Shares, that holders of the Shares may elect to forego their right to share in the proposed dividend or part of the proposed dividend and to receive instead an issue of Shares credited as fully paid on such terms as the Directors think fit.

      77.2 If the Directors resolve to allow the election provided for in clause 77.1, each holder of Shares conferring a right to share in the proposed dividend may, by notice in writing to the Company given in such form and within such period as the Directors may from time to time decide, elect to:

            (a) forego the dividend which otherwise would have been paid to the holder on such of the holder's Shares conferring a right to share in the proposed dividend as the holder specifies in the notice of election; and

            (b) receive instead Shares to be allotted and issued to the holder credited as fully paid, on and subject to such terms and conditions as the Directors may determine.

      77.3 Following the receipt of duly completed notices of election under clause 77.2, the Directors must:

            (a) appropriate from the Company's profits or any reserve established for the purpose an amount equal to the aggregate issue price of the Shares to be allotted credited as fully paid to those holders of Shares who have given such notices of election; and

            (b) apply the amount in paying up in full the number of Shares required to be so allotted.

      77.4 The Directors may not exercise the power conferred on them by this clause 77 unless the Company has sufficient profits to give effect to any elections which could be made under the terms of this clause.

      77.5 The Directors may rescind, vary or suspend a resolution of the Directors made pursuant to sub-clause 77.1 and any arrangements implemented pursuant to such a resolution.

      77.6 The powers given to the Directors by this clause 77 are additional to the provisions for capitalisation of profits provided for by this Constitution. If the Directors exercise their power to capitalise profits under clause 79 then any Member who has elected to participate in arrangements established under this clause 77 is deemed, for the purpose of determining the Member's entitlement to share in the capitalised sum, not to have so elected.

78    UNCLAIMED DIVIDENDS

      All dividends unclaimed for one year after the time for payment has passed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

79    CAPITALISATION OF PROFITS

      79.1  The Directors may resolve to capitalise profits.

      79.2 If the capitalisation is to be accompanied by the issue of Shares or debentures, the Directors may apply the sum capitalised:

            (a) in the proportions in which the Members would be entitled if the sum was distributed by way of dividend; or

            (b) in connection with an employee share plan adopted by the Company and by applying the sum in paying up in part or in full unissued Shares and issuing them in accordance with the rules of that plan.

      79.3 To the extent necessary to adjust the rights of the Members among themselves where clause 79.2(a) applies or is intended to apply, the Directors may adopt a rounding policy or make cash payments in cases where Shares or debentures become issuable in fractions.

POWERS OF ATTORNEY
80    POWERS OF ATTORNEY

      80.1 If a Member executes or proposes to execute any document or do any act by or through an attorney in relation to the Company or the Shares held by the Member, that Member must deliver to the Company at its registered office, or at such other address as the Company may direct, the original of the instrument appointing the attorney or a notarially certified copy of it.

      80.2 Where a Member proposes that an attorney represent the Member at a general meeting or adjourned general meeting, the requirement in sub-clause 80 1 must be satisfied at least 48 hours before the time for holding the general meeting or adjourned general meeting, otherwise the attorney will not be recognised as the. attorney of the relevant Member in respect of that meeting.

      80.3 The Company may ask for whatever evidence it thinks appropriate that the power of attorney is effective and continues to be in force.

      80.4 Any power of attorney granted by a Member will, as between the Company and the Member who granted the power of attorney, continue in force and may be acted upon unless express notice in writing of its revocation or of the death of the Member who granted it is lodged with the Company.

NOTICES

81    SERVICE OF NOTICES

      81.1 Notice may be given by the Company to any person who is entitled to notice under this Constitution by:

            (a)   serving it on the person;

            (b) sending it by post, facsimile transmission or electronic notification to the person at the person's address as shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

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

            (c) (except in the case of a notice of a general meeting) advertising in one or more of the newspapers published in each capital city in Australia, if in the opinion of the Directors extreme or unusual circumstances make it appropriate to do so.

      81.2 If a notice is sent by post and is properly addressed, prepaid and posted, the notice is deemed to have been effected on the day after its date of posting.

      81.3 If a notice is sent by facsimile transmission and the facsimile transmission is properly addressed and transmitted, the notice is deemed to have been effected on the day following its transmission.

      81.4 A notice given by advertisement is taken to be effected on the date on which the advertisement first appears in a newspaper.

      81.5 A notice may be served by the Company on joint holders by giving the notice to the joint holder whose name appears first in the Register.

      81.6 Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice which is sent to the person from whom they derive title or by advertisement in accordance with this clause 81.

      81.7 A Member whose Registered Address is not in Australia may specify in writing an address in Australia as the Member's address for receiving notices from the Company.

      81.8 A certificate in writing signed by a Director, Secretary or other officer of the Company, or by any person that the Company has engaged to maintain the Register, that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

      81.9 Subject to the Corporations Law, the signature to a written notice given by the Company maybe written or printed.

      81.10 All notices sent outside Australia must be sent by prepaid airmail post or facsimile.

      81.11 Notice of every general meeting must be given to the Stock Exchange.

AUDIT AND FINANCIAL RECORDS

82    COMPANY TO KEEP FINANCIAL RECORDS

      82.1 The Directors must cause the Company to keep written financial records and to prepare financial documents and reports in accordance with the requirements of the Corporations Law and the Listing Rules.

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

      82.2 The Directors must cause the financial records and financial documents of the Company to be audited in accordance with the requirements of the Corporations Law and the Listing Rules.

WINDING UP

83    WINDING UP

      83.1 Each Member has the right in a winding up to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.

      83.2 Nothing in this clause 83 prejudices the rights of the holders of Shares issued on special terms and conditions.

      83.3 If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the Company's assets and for that purpose may set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or the different classes of Members, but may not require a Member to accept any Shares in respect of which there is any liability.

      83.4 The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company's assets in a trustee or trustees on trusts determined by the liquidator for the benefit of the contributories but so that no Member is compelled to accept any Shares in respect of which there is any liability.

INDEMNITY

84    INDEMNITY

      84.1 To the extent permitted by law and to the extent that an officer is not indemnified by any director and officer liability insurances maintained by the Company, the Company indemnifies every person who is or has been an officer of the Company against any liability incurred by that person:

            (a)   as such an officer of the Company; and

            (b) to a person other than the Company or a related body corporate of the Company,

            unless the liability arises out of conduct on the part of the officer which:

            (c) involves a lack of good faith; or

            (d) is contrary to the Company's express instructions.

      84.2 To the extent that the officer is not indemnified by any director and officer liability insurances maintained by the Company, the Company indemnifies every officer of the Company against any liability for costs and expenses incurred by the person in his or her capacity an officer of the Company:

            (a) in defending any proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

            (b) in connection with an application, in relation to such proceedings, in which the court grants relief to the person under the Corporations Law.

      84.3 For the purposes of this clause 85, "officer" means a director, secretary or executive officer of the Company.

DEFERRED AND PREFERENCE SHARES

85    THE SCHEDULE

      85.1 The provisions of the Schedule to this Constitution replicate (subject to certain minor amendments) Article 4A and Article 4B of the Company's constitution as in force immediately prior to the adoption of this Constitution.

      85.2 The provisions of the Schedule are subject, without qualification, to clause 2 of this Constitution, despite the fact that they are otherwise expressed to prevail over other clauses of this Constitution.

                                   SCHEDULE

1.    Deferred Shares

      1.1   In this clause:

            "HOLDER" or "HOLDER" means a person entered in the Register or any Branch Register of the Company as a holder of a Deferred Share.

            "DEFERRED SHARES" means non-cumulative non-redeemable deferred shares in the capital of the Company issued pursuant to clause I of this Schedule.

            "SHARE CERTIFICATE" means in relation to a Deferred Share, the certificate issued in respect of that Deferred Share which certificate may be issued in respect of one or more Deferred Shares.

      1.2 Notwithstanding any other provision of this Constitution or any other agreement, arrangement or understanding existing between the Company and all or some of the members of the Company, the directors may issue and allot up to 100 Deferred Shares at such time, at such issue price and to and in favour of such person or persons as the directors in their absolute discretion think fit.

      1.3   Each Deferred Share:

            (a)   will have a par value of $1.00;

            (b) may be issued at such premium as the directors or the Company may from time to time determine;

            (c)   will not be cumulative; and

            (d) will not be redeemable but (subject to this Constitution) will be freely transferable.

      1.4 The rights, privileges and conditions attaching to the Deferred Shares will be as set out in this clause.

      1.5 Rights, privileges or conditions attaching to the Deferred Shares may only be varied with either:

            (a) the sanction of a special resolution passed at a separate meeting of the Holders; or

            (b) the consent in writing of the Holders of three-fourths of the Deferred Shares then on issue.

      1.6   (a)   Holders of Deferred Shares will be entitled to receive notices of general meetings of the Company and all annual reports, profit and loss accounts and balance sheets of the Company and all other statements or documents of whatever nature as are required for any reason to be distributed to any member of the Company.

            (b) Holders will be entitled to attend and speak at general meetings but will have no right to vote in respect of their Deferred Shares at general meetings except at a general meeting on any question or proposal relating to:

                  (i) altering this clause; and

                  (ii) any matter which directly or indirectly affects any of the rights, privileges or conditions attaching to the Deferred Shares.

                  In any of the foregoing events and for the purposes of any separate meeting of Holders, every Holder present in person or by proxy or by attorney or by a representative duly authorised under section 249 of the Corporations Law will on either a show of hands or on a poll have 1 vote for every Deferred Share held by it.

            (c) The provisions of this clause 1.6 are without prejudice to any rights of the Holders pursuant to clause 1.5.

            (d) None of the foregoing will affect the rights of the Holders pursuant to Part 2F.2 of the Corporations Law.

      1.7 Each Deferred Share will confer on the Holder the right to receive such dividend, if any, as the Directors may from time to time declare, such right ranking in all respects behind any payment of dividend on any other shares or classes of shares in the Company on issue.

      1.8 Each Deferred Share will confer on the Holder the right in a winding up of the Company to payment in cash equal to the par value for the time being paid up on that Deferred Share ranking in all respects behind all other shares and classes of shares in the Company on issue.

      1.9 The Deferred Shares will not confer on their Holders any further tight to participate in any further or other distribution or surplus of profits or assets of the Company.

      1.10 The Deferred Shares will not confer any right on the Holders to appoint directors of the Company.

      1.11 If the Company has resolved to seek a listing of its issued Shares on the official list of the Australian Stock Exchange Limited then the Company may by notice ("Conversion Notice") to the Holder of Deferred Shares require such Deferred Shares to be converted into ordinary Shares on the basis of one ordinary Share for each Deferred Share. The conversion will be deemed to have taken place 5 Business Days after receipt of the Holder of Deferred Shares of the Conversion

             Notice. The Holder will on receipt of the Conversion Notice forthwith tender to the Company any share certificates then held by that member and the Company will as soon as practicable after deemed conversion issue new share certificates.

      1.12 To the extent of any inconsistency between this clause and any other provision in this Constitution in respect of the rights privileges and conditions attaching to Deferred Shares, the provisions of this clause will prevail.

2     SERIES A PREFERRED SHARES

      2.1 In this clause, unless the context or subject matter otherwise indicates or requires:

            "ALLOTMENT DATE" means in relation to a Series A Preferred Share the date upon which that Series A Preferred Share is issued and allotted;

            "CLOSING DATE" means the date fixed as the date on which shares or securities offered pursuant to the Prospectus are issued and allotted;

            "CONVERSION DATE" means in relation to a Series A Preferred Share the first to occur of the following dates:

            (a) the date expiring 7 Business Days after receipt by the Company of a Conversion Notice; or

            (b)   the Specified Conversion Date;

            "CONVERSION NOTICE" means a notice given by a Preferred Holder to the Company in accordance with the provisions of clause 2.7 of this Schedule;

            "CONVERSION PERIOD" means in relation to a Series A Preferred Share the period commencing on the Allotment Date and terminating on the Redemption Date;

            "CONVERSION RATE" means in relation to each Series A Preferred Share required to be converted on the Conversion Date applicable thereto:

            (a) if the relevant Preferred Holder is already registered as the holder of any ordinary Shares on the Conversion Date - 1 ordinary Share of the same class already held by that Preferred Holder; and

            (b) in any other case - 1 ordinary Share designated as a Class F Share,

            subject however to such adjustment (if any) as may be required pursuant to the provisions of clauses 2.7(b) or 2.7(j)of this Schedule;

            "DIVIDEND" means in relation to each Series A Preferred Share the dividend calculated by reference to the Dividend Rate and payable to each Preferred Holder on the Dividend Payment Date;

            "DIVIDEND PAYMENT DATE" means the first to occur of the following dates:

            (a) the date of commencement of a Winding Up; or

            (b)   the Redemption Date;

            "DIVIDEND RATE" means in relation to a Series A Preferred Share such rate as will yield to the Preferred Holder thereof a dividend equal to 7% per annum of the Issue Price of such share calculated from and including the Allotment Date;

            "ISSUE PRICE" means in respect of a Series A Preferred Share the sum of $2.00;

            "ORDINARY HOLDERS" means American Cyanamid Company, Cambooya Pty Ltd (ACN 008 435 050), Hambro-Grantham Investments Limited(ACN 003 371
            364) and Luminis Pty Ltd (ACN 008 027 085);

            "PREFERRED HOLDER" means each person who is registered as the holder of a Series A Preferred Share in the capital of the Company;

            "PROSPECTUS" means a registrable prospectus to be issued by the Company pursuant to the provisions of the Corporations Law enabling the Company to offer for subscription, or issue invitations to subscribe for, securities of the Company;

            "PROPOSING TRANSFEROR" means an Ordinary Holder or Preferred Holder which proposes to dispose of any shares in the capital of the Company;

            "REDEMPTION AMOUNT" means the aggregate of the following amounts calculated in respect of each Series A Preferred Share as at the Redemption Date namely:

            (a)   the Issue Price; and

            (b)   the Dividend;

            "REDEMPTION DATE" means in respect of a Series A Preferred Share the date expiring 60 Business Days after the date of receipt by the Company of a Redemption Notice;

            "REDEMPTION NOTICE" means a notice given by a Preferred Holder to the Company in accordance with the provisions of clause 2.8 of this Schedule;

            "RESTRICTED PERIOD" means in relation to a Series A Preferred Share the period commencing on the Allotment Date and expiring on the fifth anniversary thereafter;

            "SECURITIES" has the same meaning ascribed thereto in the Corporations Law, as amended from time to time; o

            "SERIES A PREFERRED SHARE" means a Series A Redeemable Convertible Preferred Share issued pursuant to and in accordance with the provisions Of clause 2 of this Schedule;

            "SPECIFIED CONVERSION DATE" means the date expiring 7 Business Days after the date of a notice having been given by the Company in accordance with clause 2.7(k) of this Schedule;

            "SPECIFIED PROPORTION" means, in relation to a member, a fraction the numerator of which is the total amount paid up on all the shares held by that member for the time being (excluding any premium paid on subscription) and the denominator of which is the total amount paid up (excluding any premium paid on subscription) on all the shares (including the shares held by the said member) in issue for the time being (and the expression "Specified Proportions" in relation to all the members will be construed accordingly);

            "TRANSFER NOTICE" means a notice given by a Preferred Holder or Ordinary Holder to the Company in accordance with the provisions of clause 2.10(d) of this Schedule;

            "TRANSFER SHARES" means shares which a Proposing Transferor proposes to sell, transfer, assign or otherwise dispose of~ and

            "WINDING UP" means:

            (a) an order being made for the winding up or dissolution of the Company;

            (b) a liquidator or provisional liquidator being appointed to the Company; or

            (c)   the Company being otherwise wound up, dissolved or liquidated.

      2.2 Notwithstanding any other provisions of this Constitution but subject always to any agreement, arrangement or understanding existing between the Company and all or any other members of the Company, the Directors may issue and allot shares designated as Series A Preferred Shares at such time and to such person or persons as the Directors may in their absolute discretion think fit and, upon issue, such Series A Preferred Shares will confer on the Preferred Holder thereof the rights contained in this clause 2.

      2.3 Series A Preferred Shares will be issued and allotted at the Issue Price and each Preferred Holder will:

            (a) be entitled in respect of each Series A Preferred Share until the Conversion Date or Redemption Date (whichever will first occur but not otherwise) to a cumulative preferential Dividend calculated by reference to the Dividend Rate in respect of each Series A Preferred Share, which Dividend will be payable by the Company on the Dividend Payment Date and all other clauses relating to the right of the Company in general meeting and/or of the Board to declare Dividends will be read subject to this clause 2;

            (b) in the event of a Winding Up of the Company prior to the Conversion Date, be entitled to receive an amount equal to the Redemption Amount in respect of each Series A Preferred Share in priority to the holders of all other shares or classes of shares issued in the capital of the Company but will not otherwise participate in any further or other distributions of surplus assets or profits of the Company;

            (c) in the event of a disposal of the whole of the property, business and undertaking of the Company or the voluntary merger or amalgamation of the Company, be entitled to receive an amount equal to the Issue Price paid in respect of each Series A Preferred Share in priority to the holders of all other shares or classes of shares issued in the capital of the Company but will not otherwise participate in any further or other distributions of surplus assets or profits of the Company,

            (d) be entitled to receive notices of general meetings, reports and financial statements of the Company to be laid before such general meetings;

            (e) have the same rights as holders of ordinary Shares to attend (whether in person, by proxy or attorney or, if a corporation, by representative) and (subject to the provisions of clause
                  2.5 of this Schedule) to vote at all general meetings.

      2.4 For the purposes of clause 2.3(a) of this Schedule, if the Dividend Payment Date is not a Business Day, then payment of the Dividend is to be made on the preceding Business Day.

      2.5 For the purposes of clause 2.3(e) of this Schedule, the written consent of the holders of two-thirds of the Series A Preferred Shares or the sanction of a resolution passed by the holders of two-thirds of the Series A Preferred Shares will be required at any general meeting convened for the purpose of:

            (a)   increasing the number of Directors beyond 7 members;

            (b)   reducing the capital of the Company;

            (c)   Winding Up the Company;

            (d)   sanctioning a disposal of the main undertaking of the Company;

            (e)   sanctioning a voluntary merger or amalgamation of the Company;
                  or

            (f) where the proposition or resolution before the meeting directly or indirectly affects, varies or abrogates, in any manner, any of the rights, privileges or conditions attaching to the Series A Preferred Shares;

      2.6 If, prior to the Conversion Date of a Series A Preferred Share, there is made to substantially all the holders of ordinary Shares an offer or invitation by the

             Company to subscribe for shares or other securities in the Company (whether by way of renounceable or non-renounceable rights or otherwise), the Company will procure that there is extended to each Preferred Holder the same offer or invitation as that Preferred Holder would have received if, immediately prior to the relevant date for determining entitlements of the holders of ordinary Shares in respect of the offer or invitation, all of the Preferred Holders had delivered to the Company a Conversion Notice in accordance with the provisions of clause 2.7(a) of this Schedule.

      2.7 The following provisions will apply in respect of the conversion of Series A Preferred Shares:

            (a) each Preferred Holder will be entitled at any time during the Conversion Period to require the Company to convert all or any of the Series A Preferred Shares held by him in the capital of the Company into ordinary Shares by delivering a Conversion Notice to the Company specifying the number of Series A Preferred Shares required to be converted; o

            (b) on the Conversion Date each Series A Preferred Share Specified in a Conversion Notice will be converted (without any further action required by any Preferred Holder) into such number of ordinary Shares calculated in accordance with the Conversion Rate and to the extent that any fraction of a Series A Preferred Share would be required to be converted, then the number of ordinary Shares will be adjusted to the nearest whole ordinary Share and no cash adjustment will be made in respect of any remaining fractional number of Series A Preferred Shares and all such Series A Preferred Shares will on the Conversion Date cease to have any preference or priority;

            (c) each ordinary Share issued on conversion of any Series A Preferred Shares will, as and from the Conversion Date, rank in all respects pari passu with the ordinary Shares then on issue in the capital of the Company;

            (d) each Preferred Holder will upon the Conversion Date be bound to deliver to the Company the certificate for all of the Series A Preferred Shares held by him and the Company will issue to each Preferred Holder a certificate for the ordinary Shares issued on conversion free of any charges but the failure by any Preferred Holder to surrender a certificate for any Series A Preferred Share will not preclude, prejudice or affect the conversion of such Series A Preferred Share;

            (e) if a takeover bid (as defined in the Corporations Law) is made for all of the ordinary Shares at any time after the issue of any Series A Preferred Shares and prior to the Conversion Date, the Company will give to each Preferred Holder written notice of the takeover bid within 5 Business Days of receiving notice of the takeover bid from the offeror;

            (f) where notice has been given by the Company pursuant to the provisions of clause 2.7(e), a Preferred Holder may, within 14 Business Days from the date of receipt of such notice, deliver a Conversion Notice and the certificate or certificates relating to all of the Series A Preferred Shares to the Company stating that he requires the Company to convert all of the Series A Preferred Shares held by him into ordinary Shares in accordance with the provisions of clause 2.7(b);

            (g) upon receipt by the Company of a Conversion Notice from a Preferred Holder in accordance with the provisions of clause 2.7(f) the Company will, pursuant to a resolution passed at a meeting of the Directors, convert all of the Series A Preferred Shares specified in the Conversion Notice into ordinary Shares in accordance with the provisions of clause 2.7(b);

            (h) in the event of a reconstruction (including consolidation, subdivision, reduction or return) of the issued capital of the Company at any time prior to the Conversion Date, the Company will reconstruct the basis for conversion of the
                  Series A Preferred Shares, in the same proportion as the issued capital of the Company is reconstructed and in a manner which will not result in any additional benefits being conferred on any Preferred Holder which are not otherwise thereby conferred on the members of the Company (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of members approving the reconstruction of capital) but in all other respects the terms of the conversion of Series A Preferred Shares will remain unchanged;

            (i) any adjustment to the rights attaching to Series A Preferred Shares in accordance with the provisions of clause 2.7(h) will not take effect until the Conversion Date and will not be taken to be a modification of the right of conversion hereby granted;

            (j) if after the Allotment Date the Company issues any new shares or securities (other than to employees, consultants or directors for incentive purposes) at a price per share or security less than the Issue Price, the Conversion Rate will be adjusted so that the number of ordinary Shares issued on the conversion of the Series A Preferred Shares will be calculated as follows:

                  A = C x IP/B

                  where:

                  A = the number of ordinary Shares to be issued on the conversion of each Series A Preferred Share.

                  C = the number of ordinary Shares that would have been issued on the conversion of each Series A Preferred Share had it occurred immediately prior to the issue of the new shares or securities

                  IP =  the Issue Price

                  B =   (SxIP)+(NxRP)/S+N

                  S =   the number of Series A Preferred Shares on issue

                  N =   the number of new shares or securities to be issued

                  RP = the price at which such new shares or securities are to be issued;

            (k) notwithstanding anything hereinbefore contained the Company may, at any time after the Closing Date, by notice in writing to each Preferred Holder require all of the Series A Preferred Shares on issue to be converted into ordinary Shares; and

            (l) where notice has been given by the Company pursuant to the provisions of clause 2.7(k), the Company will (without any further action required of it) convert all of the Series A Preferred Shares into ordinary Shares in accordance with the provisions of clause 2.7(b).

      2.8 The following provisions will apply in respect of any redemption of Series A Preferred Shares -

            (a) each Preferred Holder will be entitled at any time after the Restricted Period to require the Company to redeem all or any of the Series A Preferred Shares held by him in the capital of the Company by delivering a Redemption Notice to the Company specifying the number of Series A Preferred Shares required to be redeemed and a copy of such Redemption Notice will be delivered by such Preferred Holder to each other Preferred Holder;

            (b) within 60 days after receipt of a copy of a Redemption Notice pursuant to' clause 2.8(a) by each other Preferred Holder, such other Preferred Holders will be entitled to require the Company to redeem all or any of the Series A Preferred Shares held by them in the capital of the Company by delivering a Redemption. Notice to the Company specifying, the number of Series A Preferred. Shares required to be redeemed and such Redemption `Notice will be deemed to have been served on the Company on the same date as the Redemption Notice referred to in clause 2 8(a),

            (c) on the Redemption Date each Preferred Holder will be `bound to surrender to the Company the Certificate for the Series A Preferred Shares to be redeemed and where any certificate includes any Series A Preferred

                  Shares which are not specified in the Redemption Notice then the Company will issue to the Preferred Holder thereof a new certificate therefor;

            (d) the failure by any Preferred Holder to surrender a certificate in respect of any Series A Preferred Share will not prejudice or affect the redemption of any Series A Preferred Shares specified in the Redemption Notice but the Redemption Amount payable to the Preferred Holder in accordance with the provisions of clauses 2.8(e) and 2.8(f) will, after the Redemption Date thereof, be paid by the Company into a bank account established for the purpose of holding such moneys and be held by the Company in trust for that Preferred Holder and will be paid to that Preferred Holder forthwith after the relevant certificate (or if it has been lost or misplaced, satisfactory evidence of that fact and any indemnity and release in favour of the Company in respect thereof) is delivered to the Company;

            (e) upon receipt by the Company of a Redemption Notice pursuant to the provisions of clauses 2.8(a) and 2.8(b) of this Schedule, the Company will redeem (out of any profits or moneys of the Company which may lawfully be applied for that purpose) the Series A Preferred Shares specified in each such Redemption Notice at the Redemption Amount in accordance with the provisions of clause 2.8(f);

            (f) the Redemption Amount payable to any Preferred Holder in accordance with the provisions of clause 2.8(e) will (subject to the provisions of clauses 2.8(g) and 2.8(h)) be satisfied by 8 equal installments, the first of which will become payable by the Company on the Redemption Date and thereafter on the first Business Day after the expiration of each ensuing 6 month period;

            (g) notwithstanding the provisions of clause 28(f), the Company may at any time and from time to time pay to the relevant Preferred Holder such sum or sums in reduction of the Redemption Amount remaining unpaid;

            (h) if at the Redemption Date there are insufficient profits or moneys available to the Company to pay the Redemption Amount to any Preferred Holder in accordance with the provisions of clause 2.8(f), then the Company will be required to pay such amount as may be lawfully applied for the purpose to each Preferred Holder pari passu and the Company will thereafter continue to apply funds of the Company that may be lawfully applied for the purpose to each Preferred Holder pari passu until the Redemption Amount is paid in full;

            (i) upon payment of the Redemption Amount to the relevant Preferred Holder, the Company will cancel the Series A Preferred Shares and will cancel the certificate or certificates relating to the Series A Preferred Shares so redeemed.

      2.9 For the purposes of this Constitution, any issue of further Series A Preferred Shares ranking in priority, or any conversion of existing shares to shares ranking equally or in priority to the existing Series A Preferred Shares will be deemed to be a variation or abrogation of the rights attaching to the existing Series A Preferred Shares

      2.10 (a) The Company will refuse to register the transfer of any share unless the transferee has, or the transferees have, entered into a deed, agreement, arrangement or understanding with the Ordinary Holders, the Preferred Holders and the Company agreeing to be bound by such agreement between the Ordinary Holders, Preferred Holders and the Company (if any) as is then. in force, and:

                  (i) such transfer is permitted by, or is made pursuant to and in accordance with, clauses 2.10(d), 2.10(e) or 2.10(h) or the provisions of any agreement in writing between all the Ordinary Holders and all the Preferred Holders; or

                  (ii) the proposed transferee is approved in writing by all the Ordinary Holders and all the Preferred Holders (other than the transferor of the share) before any instrument is executed to give effect to such transfer and, subject to such approval being given, clause 2.10(d) will not apply to such transfer.

            (b) Subject to clause 2.10(c), the Company will not be entitled to decline to register the transfer of any share which otherwise qualities under clauses 2.1 0(a)(i) or (a)(ii) or under the provisions of any agreement in writing between all the Ordinary Holders and all the Preferred Holders.

            (c) For the purpose of ensuring that a particular transfer of shares is permitted under these clauses or under the provisions of any agreement in writing between all the Ordinary Holders and all the Preferred Holder, the Company may require the transferor or the person named as transferee in any transfer lodged for registration to furnish the Company with such information and evidence as the Company may think necessary or relevant and failing such information or evidence being furnished to the satisfaction of the Company within a period of 28 days after such request, the Company will be entitled to refuse to register the transfer in question.

            (d) Except as provided in clauses 2.10(a) and 2.10(e), no share may be sold, transferred, assigned or otherwise disposed of unless the following procedure is followed:

                  (i) a Proposing Transferor will be obliged to give a notice in writing to the Company that the Proposing Transferor desires to dispose of the Transfer Shares and such Transfer Notice will specify:

                        (A)   the number and class of the Transfer Shares;

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

                        (B) the price at which the Proposing Transferor wishes to dispose of the Transfer Shares (the "Transfer Price"); and

                        (C) the identity of any person who has indicated a willingness to purchase the Transfer Shares at the Transfer Price (the "Transferee");

                  (ii) the Transfer Notice will constitute the Company as the agent of the Proposing Transferor empowered to sell the Transfer Shares (together with all rights attaching thereto at the date of the Transfer Notice or at any time thereafter) at the Transfer Price on the terms of this clause 2.10(d);

                  (iii) the Transfer Notice will not be revocable' except with.
                        the prior written consent of all the Ordinary Holders and all the Preferred Holders;

                  (iv) within 7 days after the receipt of any Transfer Notice the Company will serve a copy of that Transfer Notice on all the Ordinary Holders and all the Preferred Holders other than the Proposing Transferor and in the case of a deemed Transfer Notice, the Company will similarly serve notice on all the Ordinary Holders and the Preferred Holders (including the Proposing Transferor) notifying them that the same has been deemed to have been given;

                  (v) subject as provided otherwise in any agreement in writing between all the Ordinary Holders and all the Preferred Holders, the Transfer Shares will first be offered for purchase at the Transfer Price by the Company to all the Ordinary Holders and the Preferred Holders (other than the Proposing Transferor) in the Specified Proportions of those Ordinary Holders and Preferred Holders;

                  (vi) any offer made pursuant to clause 2.10(d)(v) will be made by notice in writing and will specify:

                        (A) the number and class of the Transfer Shares;

                        (B) the proportionate entitlement of the relevant Ordinary Holder or Preferred Holder;

                        (C)   the Transfer Price; and

                        (D) a period of 60 days within which the offer must be accepted or will lapse.

                  (vii) if the Company does not receive acceptances in respect of all the Transfer Shares within the periods of the offers referred to in clause 2.1 0(d)(vi), the Company will forthwith give notice in


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


                         writing of that fact to the Proposing Transferor and the remaining Transfer Shares in respect of which acceptances have not been received will thereafter be offered, pro-rata, to those Ordinary Holders and Preferred Holders who have accepted an offer within the periods of the offers referred to in clause 2.1 0(d)(vi) and any offer made pursuant to this clause will be made in accordance with the provisions of clause 2.10(d)(vi), except that the period within which all offers must be accepted before lapsing will be 30 days;

                  (viii)if the Company does not receive acceptances in respect of all the Transfer Shares within the periods of the offers referred to in clauses 2.10(d)(vi) or 2.10(d)(vii), the Company will forthwith give notice in writing of that act to the Proposing Transferor, and the Proposing Transferor may within a period of 3 months after the date of such notice sell those remaining Transfer Shares to any person or persons (including any other Ordinary Holder or Preferred Holder) at any price which is not less than the Transfer Price (after deducting, where appropriate, any Dividend declared, paid or made after the date of the Transfer Notice in respect of the Transfer Shares and which has been or is to be retained by the Proposing Transferor);

                  (ix) if any Ordinary Holders or Preferred Holders (the "Purchasers ) agree within the periods referred to in clauses 2 10(d)(vi) or 2 10(d)(vii) (as the case may be) to purchase any of the Transfer Shares, the Company will forthwith give notice in writing to the Proposing Transferor and to the Purchasers and the Proposing Transferor will thereupon become bound upon payment of the Transfer Price to the Proposing Transferor (whose receipt will be a good discharge to the Purchaser and the Company therefor none of whom will be bound to see the application thereof) to transfer to each Purchaser those Transfer Shares accepted by them and every such notice will state the name and address of each Purchaser, the number of Transfer Shares agreed to be purchased by it and the place and time appointed by the Company for the completion of the purchase (being not less than 7 days nor more than 28 days after the date of the said notice and not being at a place outside South Australia) and subject to the giving of such notice, the purchase will be completed at the time and place appointed by the Company;

                  (x) if a Proposing Transferor, having become bound to transfer any Transfer Shares pursuant to this clause 2.10(d), makes default in transferring the same the Company may authorise some person (who will be deemed to be the attorney of the Proposing Transferor for the purpose) to execute the necessary instrument of transfer of such Transfer Shares and may deliver it on its behalf and the

                         Company may receive the purchase money and will thereupon (subject to such instrument being duly stamped) cause the Transferee to be registered as the holder of such Transfer Shares and will hold such purchase money on behalf of the Proposing Transferor and the Company will not be bound to earn or pay interest on any money so held and the receipt of the Company for such purchase money will be a good discharge to the Transferee (who will not be bound to see to the application thereof) and after the name of the Transferee has been entered in the register of members in purported exercise of the power conferred pursuant to this clause 2.l0(d)(x), the validly of the proceedings will not be questioned by any person;

                  (xi) without limiting the provisions of clause 2.10(c), the Company may require to be satisfied that any shares being transferred by the Proposing Transferor pursuant to clause 2.l0(d)(viii) are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer and if not so satisfied may refuse to register the instrument of transfer;

            (e) If a Proposing Transferor is permitted under the provisions of this clause 2.10 to sell all or any of its Shares to a third party purchaser and the provisions of clause 2.10(d) have been complied with or waived by the Shareholders, each of the other Ordinary Holders or Preferred Holders will have the right to require by notice in accordance with clause 2.10(f) the Proposing Transferor to procure that the third party acquire Shares from each of the Ordinary Holders or Preferred Holders who delivers such a notice, the number of shares to be no greater than the number calculated by multiplying the number of Transfer Shares by the Specified Proportion of that Ordinary Holder or Preferred Holder, at the same price per share and on the same terms and conditions as the third party purchaser is to acquire the proposing Transferor's shares and, if any of the other Ordinary Holders or Preferred Holders gives notice pursuant to clause 2.10(f), the Proposing Transferor will only be permitted to sell its shares to the third party purchaser if the third party purchaser also acquires the relevant number of the other Ordinary Holders or Preferred Holders shares at the same price and on the same terms and conditions.

            (f) A notice for the purposes of clause 2 10(e) wall be in writing addressed to the Proposing Transferor and given to the Proposing Transferor within 14 days of receipt by the other Ordinary Holders or Preferred Holders of a notice from the Proposing Transferor specifying the identity of the third party purchaser, price per share and terms and conditions on which the Proposing Transferor's shares are to be sold.

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

            (g) A Shareholder other than the Proposing Transferor may sell its Shares to the third party purchaser in accordance with clause 2.10(e) without the need to comply with the procedure set out in clause 2.10(d).

            (h) An obligation to transfer a share under the provisions of this clause 2.10 will be deemed to be an obligation to transfer the entire legal and beneficial interest in such share free from any encumbrance.

            (i) The provisions of this clause 2.10 may be waived in whole or in part in any particular case with the prior written consent of all the Ordinary Holders and all the Preferred Holders.

      2.11 If there is any inconsistency between the provisions of this clause 2 and any other clauses of this Constitution, the provisions of this clause 2 will prevail.


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